Consumer and Corporate Affairs Canada
Consommation et Affaires commeriales Canada

Canada Business Corporations Act
Loi regissant les societes par actions de regime federal

                                     FORM 4
                              ARTICLES OF AMENDMENT
                              (SECTION 27 OR 177)

                                    FORMULE 4
                             CLAUSES MODIFICATRICES
                              (ARTICLES 27 OU 177)



     Industry  Canada     Industrie  Canada


Certificate                            Certificat
OF  AMENDMENT                          de modification

CANADA  BUSINESS                       Loi canadienne sur
CORPORATIONS  ACT                      les societes par actions



STORIMIN  RESOURCES  LIMITED


     _____________________________________________________
     Name  of  corporation-Denomination  de  la  societe


     I hereby certify that the articles of the above-named corporation were amended

     (a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;

     (b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;

     (c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;


     (d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization.




            163 129-2


______________________________________________
Corporation  number-Numero  de  la  societe


Je  certifie  que  les  statuts  de  la  societe susmentionnee  ont ete modifies

[_] a) en vertu de l'article 13 de la Loi canadienne sur les societes par actions, conformement a l'avis ci-joint;

[_] b) en vertu de l'article 27 de la Loi canadienne sur les societes par actions, tel qu'il est indique dans les clauses modificatrices ci-jointes designant une serie d'actions;

[X] c) en vertu de l'article 179 de la Loi canadienne sur les societes par actions, tel qu'il est indique dans les clauses modificatrices ci-jointes;

[_] d) en vertu de l'article 191 de la Loi canadienne sur les societes par actions, tel qu'il est indique dans les clauses de reorganisation ci-jointes.


/s/
Director  -  Directeur


April  1,  1997/le  1  avril  1997
Date  of  Amendment  -  Date  de  modification


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